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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement on
Form S-4 (File No. 333-   ) of our report dated January 15, 1998, except for
Notes 8 and 19 as to which the dates are January 19, 1998 and March 5, 1998, respectively, on our audits of the consolidated financial statements of Alabama National BanCorporation as of December 31, 1997 and 1996, and for each of the two years in the period ended December 31, 1997. We also consent to the reference to our firm under the caption "Experts."

                                          /s/ PricewaterhouseCoopers LLP
                                          PricewaterhouseCoopers LLP

Birmingham, Alabama
October 23, 1998